This Agreement effective as of September 15, 1999, by and between Re-Track USA Inc. (hereinafter the "Company") Marketing Sciences, Inc., d/b/a Papciak Associates Atlanta (hereinafter "PAA"); and Pennington Enterprises, Inc. d/b/a TA Management (hereinafter "TAM").

In consideration of the mutual promises and covenants contained below, the parties agree as follows:

1.       SERVICES TO BE RENDERED.

PAA and TAM shall assist the Company in preparing for their anticipated initial public offering ("IPO") which is expected to complete in or about May/June 2000. PAA and TAM shall assume various marketing, sales, manufacturing, operations, communications and administrative roles during the pre-IPO period. PAA and TAM shall report to the President and CEO of the Company. Activities and functions shall include but are not limited to: (1) planning and strategy development; (2) manufacturing and operations development; (3) marketing, sales, distribution, communications and product development, planning and execution; (4) intellectual property analysis and review; (5) alliances/partnering/acquisitions analysis and review. PAA and TAM are not attorneys and do not represent themselves as being capable of rendering legal opinions. Company agrees that it has not retained PAA and TAM for that purpose, and is not and will not rely on PAA and TAM for legal advice/opinions.

2.       ROLES AND RESPONSIBILITY.

(A) PAA shall appoint its employee William G. Papciak (Papciak) to work with the Company. Papciak shall function as and carry the title of the Acting Vice President of Marketing and Sales with responsibility for directing all marketing and communications activities. Papciak will not be compensated by Company for his service as Acting Vice President of Marketing and Sales; however, Papciack will be included in the Company's liability policy, covering any and all claims which may be made against him for actions as an Officer of Company, or for any vicarious liability based on his status as an Officer, whenever the act upon which the claim is based occurred and regardless of the claim's merit.

(B) PAA shall assist and contribute to Investor and Investment Community communications.

(C) PAA shall participate in the management team and, where requested, shall participate with Company Management in decision making.

(D) TAM shall appoint Thomas Alexandris (Alexandris) to work with the Company as Acting Vice President of Manufacturing with responsibility to direct all manufacturing operations, distribution and development activities. TAM may also assist the Company's management with all aspects of the IPO and daily business activity. Alexandris shall not be compensated by Company for his service as Acting Vice President of Manufacturing however, Alexandris will be included in the Company's liability policy, covering any and all claims which may be made against him for actions as an Officer of Company, or for any vicarious liability based on his status as an Officer, whenever the act upon which the claim is based occurred and regardless of the claim's merit.


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(E) In the event PAA or TAM require expertise from outside third-party vendors to assist them in executing their responsibilities and completing the tasks hereinafter defined below, the Company shall have the right to review and approve such third-party vendor prior to PAA or TAM contracting with such third-party vendor. All third-party vendors shall be subject to the terms and conditions of confidentiality as provided herein and at the Company's request execute a non-disclosure agreement. In the event the Company approves such request, the Company agrees to be solely liable to the third-party vendor for the cost of such services. As of this agreement, the Company approves of all third party vendors as well as all related cost estimates and invoices from the Effective date to the date of execution of this Agreement.

(F) PAA and TAM represent and acknowledge that they are authorized to provide the Company with the curriculum vitae of William Papciak and Thomas Alexandris to be used in connection with, and published in, the Company's prospectus and business plan and that during the term of this Agreement the Company may use such information in any communication and it may further represent that they are acting members of the Company's management team for the term of this Agreement. However, no communication containing any reference to Papciak or Alexandris beyond their name, curricula vitae, and status as acting officers may be issued by Company without the express written consent and approval of Papciak and/or Alexandris.

3.       TASKS.

Where the Company has approved the tasks defined below, PAA and TAM will assist the Company in planning, strategy development, review, writing and editing of the following:

          IPO Development Activities.
                   Business Plan (financial, marketing, sales, communications, manufacturing, operations, investor relations and activities, resource needs and utilization).
                   Prospectus development.
                   Pricing (market analysis, product and manufacturing cost
                 analysis).
                   Acquisition Plan (products and companies).
                   Product Development activities (existing product validation, line extensions, new product opportunities, prototype development).
                   Market Development (targets, segmentation, traditional and new channels).
                   Test Market Sales Program (product validation updated). Clinical Studies (white paper development).
                   Advisory Board Development.

          Manufacturing & Operations
                   Manufacturing and Operations Plan.
                   Resource Development and Strategy (contract mfg., alliances, and partner.).
                   Research & Development Strategy and Plan (products, market). Facilities Planning.
                   Human Resources and Utilization Plan (infrastructure, ext.
                 resources).
                   Regulatory and compliance.

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          Marketing Programs, Sales, Distribution
                   Direct Sales (Internet Direct, Sales Management Structure). Independent Distributors. Contract and Specialized Sales Forces. Agents. Alliances.
                   Licensing and Distribution Agreements.
                   Launch the Company "Event" (pre IPO).
                   Publicity Campaign.
                   Safety Information Program.
                   Web Site Development Program.
                   Out Source Distribution and Order Entry Program.

          Intellectual Property
                   Intellectual Properties/Assets.
                   New Company Name.
                   New Product Name(s).
                   Company Agreements (Internal, External, non-compete,
                 confidentiality, manufacturing, distribution).

4.       TERM AND PERFORMANCE OF PAA AND TAM.

(A) The term of this Agreement shall be from the September 15th, 1999 (hereinafter the "effective date") to September 14th, 2000, and shall expire automatically on that date unless otherwise renewed in writing.

(B) All work performed hereunder by PAA and TAM shall be in concert with industry standards for such work and performed to the Company's reasonable satisfaction. PAA and TAM shall dedicate a minimum of three days per week to the Company

5.       FEES AND OTHER PAYMENTS.

(A) PAA and TAM shall each be paid $_________ per month for the period beginning as of the execution of this agreement through its term, to be paid monthly. Monthly payments will be made not later than the first day of each calendar month covering the period from the fifteenth of the previous month to the fifteenth of the current month.

PAA and TAM are also entitled to Deferred Compensation. The deferred compensation is $_________ each to PAA and TAM. The Deferred Compensation shall be paid by Company at the earlier of September 15, 2000, or five (5) days after the net proceeds of the IPO are received by Company. Payment is not contingent on the net proceeds being sufficient to pay this obligation.


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(B) As a signing bonus, the Company issued 75,000 shares of stock each to PAA and TAM or their designees on of the Effective Date of this Agreement. Within a reasonable time after execution of this Agreement, Company shall issue a letter to both A and TAM indicating the value of the stock for tax reporting purposes. The stock is considered fully earned; however, should either PAA or TAM fail to complete this Agreement through June 15, 2000, or should the Company be sold prior to that date, then the Company shall be entitled to void 1/9th of the non-completing party's stock for each month not completed, up to June 15, 2000.

The Shares to be issued in accordance with this agreement will not have been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws, and as such, the Shares are and will be restricted securities as such term is defined under the Securities Act of 1933, and the Shares will be issued in a transaction exempt from the registration requirements of the 1933 Act and the registration or qualification requirements of applicable state securities laws. The Shares will be and will have been acquired by PAA and TAM for investment purposes only and not with a view to distribution or resale and may not be made subject to a security interest, pledge, hypothecated, sold or otherwise transferred unless such Shares are subsequently registered in accordance with the 1933 Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that, except as otherwise provided in this Agreement, the Company is under no obligation to register or qualify the Shares. The Company may require an opinion of its counsel prior to authorizing the registration of any transfer of the Shares in reliance on an exemption from registration or qualification to the effect that the transfer is exempt from such registration or qualification. Certificates evidencing the Shares shall bear a standard form Securities and Exchange Commission restrictive legend and any such other legends as required by applicable federal and state laws, and the transfer agent for the Company's class of Common Shares shall be instructed to place a stop transfer order on the stock books of the Company restricting the transfer of the Shares.

PAA represents and warrants that PAA, TAM William Papciak and/or Thomas Alexandris agree to execute such other documents and instruments as may be required by law to effect the compliance of the issuance of the Shares with federal and state laws.

(C) Company agrees as further additional compensation, to make a one-time payment of $_________ each to PAA and TAM on the earlier of September 15, 2000 or five (5) business days of the receipt by the Company of the net proceeds of the IPO. Payment is not contingent on the net proceeds being sufficient to pay the additional compensation.

(D) Reimbursement for all reasonable and approved travel and other expenses will be paid to the party incurring the expense within seven business days from date of submission. PAA and TAM agree to provide the Company with valid receipts for all expenses.

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6.       TRADE SECRETS AND INTELLECTUAL PROPERTY:

(A) With respect to the Company's special business techniques, analyses of the market, forms, software programs, lists of customers, and all other information regarding manufacture or distribution of products, PAA and TAM acknowledge that all of such information:

         belongs to the Company; constitutes specialized and highly confidential information not generally known in the industry; and constitutes trade secrets of the Company except:

                  Where the disclosed information is generally known to the public. Where the disclosed information becomes generally known to the public after the disclosure through no act or omission of the recipient. Where the information was previously known by the parties receiving the information. Where the information is disclosed by persons with a bona fide right to possess Confidential Information and to disclose the information to recipient. Where required by law to disclose the Confidential Information.

Accordingly, PAA and TAM recognize and acknowledges that it is essential to the Company to protect the confidentiality of such trade information.

(B) PAA and TAM, thus agree to maintain the confidentiality of such information and of any other confidential information they acquire in connection with their association with the Company. Further, as an inducement to the Company to retain them under this agreement, PAA and TAM will hold such information for the use and benefit solely of the Company. Company may request, and PAA and TAM will procure, signed confidentiality agreements in a mutually agreeable form from any of PAA or TAM's employees, agents, or representatives from whom the Company requests such agreements.

(C) During the term hereof, and for thirty-six (36) months thereafter, PAA and TAM, shall not disclose such information to any person, firm, association, or other entity for any reason or purpose whatsoever, unless such information has already become common knowledge or unless PAA and/or TAM is required to disclose it by judicial process.

(D) PAA and TAM acknowledge that in the event a court of competent jurisdiction determines that PAA and TAM has breached the confidentiality covenants made herein, the Company may move a court of competent jurisdiction for injunctive relief without any requirement of posting of an undertaking.

(E) PAA and TAM acknowledge that all work performed, developed and created shall be property of the Company and PAA and TAM hereby waives any right, title, interest or ownership whatsoever may be held including but not limited to proprietary copyright, trademark right or other intellectual property right in any of PAA and TAM's work product. Inventions by PAA and TAM will be assigned to the Company. Patent applications for said inventions will list PAA and TAM (Tom Alexandris and/or William G. Papciak as applicable) as inventor. Inventions by PAA and TAM not filed for patent by the Company within eighteen (18) months from the date of disclosure to the Company will become the property of the inventor (Tom Alexandris and/or William G. Papciak as applicable).

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7.       INSIDER TRADING

PAA and TAM acknowledge that they may receive from time to time material nonpublic information concerning the Company and other parties involved with the Company. PAA and TAM, on behalf of themselves and their affiliates, acknowledge that they are familiar with the Federal securities laws and regulations outlawing insider trading and represent and covenant that they shall act in strict accordance with such laws and regulations at all times.

8.       AGREEMENT NOT TO COMPETE.

The Company has retained PAA and TAM only for the purposes set forth in this Agreement, and their relationship to the Company is that of an independent contractor. During the term hereof, PAA and TAM, their employees, agents or representatives, shall not, directly or indirectly, enter into, or in any manner take part in, any business, profession. or other endeavor which competes with the Company in the sale of safety syringe products and syringe technology or any improvements, enhancements, modifications or line extensions thereto. PAA and TAM shall not so compete either as an employee, agent, independent contractor, owner, or otherwise.

9.       RESTRICTIVE COVENANT.

(A) For a period of one (1) year after the expiration or termination of this Agreement for any reason, whether with or without cause, or for a period of time equal to the length of PAA and TAM's retention by the Company if such tenure has been for less than one (1) year, PAA and TAM will not, directly or indirectly, contact any then-existing customer of the Company on behalf of any other person, firm, company, or corporation for the purpose of assisting such company with management or marketing relating to any product which may compete with any syringe product of the Company.

(B) The parties acknowledge that they have attempted to limit PAA and TAM's right to compete only to the extent necessary to protect the Company from unfair competition.

(C) PAA and TAM further acknowledge that: (1) in the event their consultancy with the Company terminates for any reason, they will be able to earn a livelihood without violating the foregoing restrictions; and (2) that their ability to earn a livelihood without violating such restrictions is a material condition to their retention by the Company.


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10.      WARRANTY AGAINST PRIOR EXISTING RESTRICTIONS.

PAA and TAM represent and warrant to the Company that they are not a party to any agreement containing a non-competition clause or other restriction with respect to: (A) the services which they are required to perform hereunder; or
(B) the use or disclosure of any information directly or indirectly related to the Company's business, or to the services they are required to render pursuant hereto.

11.      PROHIBITION AGAINST ASSIGNMENT.

PAA and TAM agree, for themselves and on behalf of their successors, heirs, executors, administrators, and any person or persons claiming under him by virtue hereof, that this Agreement and the rights, interests, and benefits hereunder cannot be assigned, transferred, pledged, or hypothecated in any way and shall not be subject to execution, attachment, or similar process. Any such attempt to do so, contrary to the terms hereof, shall be null and void and shall relieve the Company of any and all obligations or liability hereunder.

12.      SEVERABILITY.

If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court of law to be void or unenforceable, in whole or in part, such adjudication shall not be deemed to affect the validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, and subparagraph of this Agreement is declared to be separable from every other provision, paragraph, and subparagraph and constitutes a separate and distinct covenant.

13.      TERMINATION OF AGREEMENT.

(A) In the event this agreement is terminated as against one of the parties (PAA or TAM), the terms and conditions of this agreement shall remain in full force and effect as for the remaining party.

(B) This Agreement may be terminated by any party hereto upon the giving of sixty (60) days written notice, sent by registered or certified mail, return receipt requested, to the place designated as provided for in Paragraph 22 below.

(C) In the event of the death of William Papciak, this Agreement shall be immediately terminated as to PAA, but shall remain in full force and effect as to TAM. In the event of the death of Thomas Alexandris, this Agreement shall be immediately terminated as to TAM, but shall remain in full force and effect as to PAA.

In the event of the deaths of either or both William Papciak and Thomas Alexandris, this Agreement shall terminate immediately, with full rights upon termination set forth in paragraph 14 pass to their estates.

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14.      RIGHTS UPON TERMINATION.

(A) The termination of this Agreement by either TAM or PAA shall not affect their right to receive the Deferred Compensation in the manner set forth in Paragraph 5(a) and (c).

(B) In the event the Company terminates this agreement as against one of the parties hereto prior to its expiration, all Deferred Compensation will be paid to the terminated party at the earlier of than sixty (60) days from the date of notification of termination or September 15. 2000.

(C) In the event the Company is sold prior to September 15, 2000, all accrued and Deferred Compensation, shall be paid to PAA and TAM within 30 days after the receipt by the Company of the net proceeds of such sale. Payment is not contingent on the net proceeds being sufficient to pay accrued and Deferred Compensation.

15.      INDEMNIFICATION

In exchange for the mutual promises contained herein, and the sum of $10.00, payment of which is hereby acknowledged, the Company agrees to indemnify and hold harmless from costs, expenses, and legal fees as a result of any claims made by any third party. against Alexandris, Papciak, PAA and TAM for any actions of the Company prior to September 15, 1999.

16.      MODIFICATION AND WAIVER.

No waiver or modification of this Agreement shall be valid unless it is in writing and signed by the Company and , PAA and TAM. The waiver by either party of a breach of any provision of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

17.      BINDING EFFECT.

This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors, assigns, heirs, legal representatives, executors, and administrators.

18.      ATTORNEYS' FEES.

If any party to this Agreement should bring an action to enforce its terms. the prevailing party in such action shall be entitled to recover, a reasonable attorney's fee.

19.      COMPLETE UNDERSTANDING.

This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof This Agreement supersedes any and all other Agreements, whether oral or in writing, between the parties with respect to the subject matter hereof


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20.       GOVERNING LAW.

This Agreement shall be subject to, and governed by, the laws of the State of New York. For all matters relating to a dispute of this contract or an interpretation of any provision herein, the venue for shall be Rockland County, New York.

21.      HEADINGS.

The headings in this Agreement are inserted for convenience only and shall not be considered in interpreting the provisions hereof.

22.      NOTICE.

All notices shall be given in writing and sent by registered or certified mail, return receipt requested, and shall be addressed to:

in the case of the Company--

Re-Track USA, Inc.
c/o Martin Kelly, President
22 South Main Street
New City, New York 10956;

in the case of PAA

Papciak Associates Atlanta
c/o William G. Papciak
__________________________
__________________________

and in the case of Pennington Enterprises, Inc.
c/o Thomas Alexandris,
__________________________
__________________________

and to:
Harper Kynes Geller Watson and Buford, P.A.
C/o Dennis Pemberton
2560 Gulf to Bay Blvd. #300
Clearwater, FL 33765


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23.      REMEDIES.

(A) The Company shall not be limited in remedy, whether in law or equity, in its enforcement of any provision of this Agreement or in recovery for damages for any breach thereof Further, PAA and TAM acknowledge that: (1) compliance with Paragraphs 6 through 10 herein is necessary to protect the Company's business and good will; (2) a breach of those Paragraphs will irreparably and continually damage the Company; and (3) an award of money damages will not be adequate to remedy such harm.

(B) Consequently, PAA and TAM agree that, in the opinion of a court of competent jurisdiction, they breach or threaten to breach any of these covenants, the Company. shall be entitled to both: (1) a preliminary or permanent injunction without the necessity of posting of an undertaking or bond in order to prevent the continuation of such harm; and (2) money damages, insofar as they can be determined, including, without limitation, all reasonable costs and attorneys' fees incurred by the Company in enforcing the provisions of this Agreement. Nothing in this Agreement, however, shall prohibit The Company from also pursuing any other remedy.

24.      COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on this 9th day of March, 2000.

PAA:                                           The Company:
Marketing Sciences, Inc., d/b/a Papciak        Re-Track USA, Inc.
Associates Atlanta

By: /s/ William G. Papciak                     By: /s/ Thomas Sassone
   ------------------------------------        ---------------------------------
   William G. Papciak, President               Thomas Sassone, C.O.O., Secretary



Pennington Enterprises, Inc.
(d/b/a TA Management)

By: /s/ Thomas Alexandris
   ------------------------------------
   Thomas Alexandris, President


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